UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2005

Kellogg Company

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4171	38-0710690
(Commission File Number)	(IRS Employer Identification Number)

One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal Executive Offices, Including Zip Code)

269-961-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On March 29, 2005, Kellogg Company (the “Company”) awarded John A. Bryant 22,800 shares of restricted stock and Jeffrey W. Montie (the “Executives”) 25,100 shares of restricted stock, which generally vest in February 2008. In connection with those awards, the Company entered into letter agreements with the Executives (the “Agreements”) under which the Executives generally agreed not to compete with the Company and its subsidiaries for two years after their voluntary termination of employment; not to solicit employees of the Company and its subsidiaries for two years after their termination of employment; and not to disparage the Company and its subsidiaries, officers, directors and employees. The Company also agreed that the Executives would be eligible to receive the current level of benefits for their positions under the Kellogg Company Severance Benefit Plan in the event the Executive’s employment with the Company is terminated and he is otherwise eligible to receive benefits under the plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kellogg Company (Registrant)
Date: March 29, 2005	By:	/s/ Jeffrey M. Boromisa
		Name:	Jeffrey M. Boromisa
		Title:	Senior Vice President and Chief Financial Officer